Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (on Form S-8) of our report dated February 5, 2004, relating to the financial statements of Genmab A/S, which appears in Medarex, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers

Statsautoriseret Revisionsinteressentskab

Copenhagen Denmark

December 14, 2004

/s/ Jens Roder
State Authorized Public Accountant